As filed with the Securities and Exchange Commission on January 29, 2019

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  January 23, 2019

B&G Foods, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	001-32316	13-3918742
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

Four Gatehall Drive, Parsippany, New Jersey	07054
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (973) 401-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retirement of Robert C. Cantwell as President and Chief Executive Officer and as a Director

On January 23, 2019, Robert C. Cantwell, President and Chief Executive Officer of B&G Foods, notified our board of directors of his intention to retire as President and Chief Executive Officer and as a director on April 5, 2019.  It is expected that Mr. Cantwell, who turns 62 later this week, will continue to advise B&G Foods on M&A and capital markets transactions following his retirement.  As of the date of this report, compensation arrangements for Mr. Cantwell providing these consulting services have not yet been determined.

Appointment of Kenneth G. Romanzi as President and Chief Executive Officer and as a Director

On January 29, 2019, in accordance with a succession plan established in 2017, the board of directors of B&G Foods announced it has appointed Kenneth G. Romanzi, age 59, who currently serves as our Executive Vice President and Chief Operating Officer, as our next President and Chief Executive Officer, effective on April 6, 2019.  On such date, Mr. Romanzi will also replace Mr. Cantwell on our board of directors.

Mr. Romanzi joined B&G Foods in December 2017 as Executive Vice President and Chief Operating Officer.  Prior to that, Mr. Romanzi served as president, fresh foods at WhiteWave Foods Corp., from March 2016 to October 2017, where he led Earthbound Farm Organic. Prior to joining WhiteWave, Mr. Romanzi, served as senior vice president and chief operating officer, global brands of Ocean Spray Cranberries, Inc. from 2013 to 2015, and as senior vice president and chief operating officer of Ocean Spray’s North American food and beverage business from 2004 to 2013. Before that, Mr. Romanzi served as president, U.S. toys division of Hasbro Inc.; president and chief executive officer of Ultimate Juice Company, a premium juice company whose brands included the Naked Juice brand; and president and chief executive officer of Balducci’s Direct, a gourmet food catalog business.  Mr. Romanzi also served in positions of increasing responsibility at Nabisco, Inc., including president of Nabisco Refrigerated Foods and senior vice president sales & distribution of Nabisco Biscuit Company, and served at Cadbury Schweppes, as vice president, marketing and strategic planning, North America. Mr. Romanzi began his career in marketing at Frito-Lay, Inc.

There are no arrangements or understandings between Mr. Romanzi and any other person pursuant to which he was appointed as the next President and Chief Executive Officer and a director of our company.  There is no family relationship between Mr. Romanzi and any director, executive officer, or person nominated or chosen by our company to become a director or executive officer of our company.  B&G Foods has not entered into any transactions with Mr. Romanzi that would require disclosure pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934.

Mr. Romanzi’s compensation as President and Chief Executive Officer will be determined at a later date when the compensation committee of our board of directors completes its annual review of compensation for our executive officers.

A copy of the press release issued by B&G Foods on January 29, 2019 announcing the foregoing is attached to this report as Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits.

99.1	Press release dated January 29, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

B&G FOODS, INC.

Dated: January 29, 2019	By:	/s/ Scott E. Lerner
Scott E. Lerner
Executive Vice President,
General Counsel and Secretary